Exhibit (e)

Application

Individual Variable Universal Life Insurance Application

Ameritas Life Insurance Corp. ("Company")[P.O. Box 81889, Lincoln, NE 68501 / 800-745-1112 / Fax 402-467-7335]

Section A: Proposed Insured

1. Full Legal Name *(first, middle, last)*: ____
2. Date of Birth:____ 3. Social Security No.:____ 4. Gender: ☐ Male ☐ Female
5. Residential Address: ____ Apt. No.:____
   City: ____ State:____ Zip Code:____
6. Primary Phone No.:____ Email Address: ____
7. Driver's License or other Government issued picture ID No.: ____ State of Issue:____
8. Birthplace-State/Country: ____
9. ☐ I am a US citizen
   ☐ I am a non-US citizen *(provide a copy of a valid visa)*
   Visa Type:____ Visa No.:____ Years in US:____
10. Employer's Name: ____
    Address: ____ City:____ State:____ Zip Code:____
11. Occupation: ____ Years:____
    Duties:____
12. Annual Income: Earned $____ Unearned $____ Net Worth $____

Section B: Policy Information

1. Specified Amount *(base only)* $____
2. Death Benefit Option: ☐ Option A *(Specified Amount)* ☐ Option B *(Specified Amount plus Account Value)* ☐ Option C *(Specified Amount plus Return of Premium minus Partial Withdrawals)*
3. Life Insurance Qualification Test: ☐ GPT – Guideline Premium Test *(Default if no option is selected)* ☐ CVAT – Cash Value Accumulation Test

Optional Riders:

[☐ Children's Insurance Rider $____
☐ Waiver of Specified Premium Rider $____
☐ Waiver of Monthly Deduction Rider]

Monthly Deduction Allocation:

If you have chosen the Individual Investment Option, do you want to select a portfolio or portfolios from which to deduct your monthly policy expenses? . . . . ☐ Yes ☐ No

(If "Yes," list portfolio(s) and/or Fixed Account and percentage allocated. If "No," then the expenses will be prorated from all funds. Default is "No" if no option is selected.)

Portfolio	Percentage	Portfolio	Percentage
	%		%
	%		%
	%		%
	%		%
		Total	**100%**

Section C: Premium Information

1. Payment Method: ☐ Direct Bill ☐ EFT
2. Premium Frequency: ☐ Annual ☐ Semi-Annual ☐ Quarterly ☐ Monthly
3. Planned Periodic Premium *(modal)*: $____
4. Additional First-Year Premium *(lump sum amounts)*: ☐ $____
   ☐ 1035 Exchange $____ *(complete Absolute Assignment Form)*

5. If this is a request for a **one-time** initial draft of the direct modal premium, check here ☐ and complete EFT form and provide voided check.
6. Payor is: ☐ Proposed Insured ☐ Owner ☐ Other Than Proposed Insured
7. Account Holder's Name: *(first, middle, last)*: ____
8. Relationship to Proposed Insured: ____ Date of Birth: ____
9. Purpose of Insurance: ____
10. Account Holder's Billing Address: ____ Apt. No.: ____
    City: ____ State: ____ Zip Code: ____
11. Primary Phone No.: ____ Email Address: ____
12. Do you want to Designate a Secondary Addressee *(Optional – In addition to the Payor, an additional individual or legal entity can be elected to receive premium notifications, notice of pending lapses, and termination for non-payment).*
    ☐ Yes, complete information below ☐ No
    Name: ____ Mobile Phone No.: ____
    Street Address: ____ Apt. No.: ____
    City: ____ State: ____ Zip Code: ____

Section D: Statement of Intent

1. Have you ever sold, assigned, or pledged as collateral a life insurance policy, or an interest in a life insurance policy? . . . . ☐ Yes ☐ No
   (if "Yes," give details) ____
2. Is there, or will there be, any agreement or understanding that provides for a party, other than the Owner, to obtain any interest in any policy issued on the life of the proposed insured as a result of this application? . . . . ☐ Yes ☐ No
3. Will the premiums be financed through a loan? . . . . ☐ Yes ☐ No
   (if "Yes," list: lender, duration of loan, and collateral required) ____
4. Will any entity other than a life insurance company be medically evaluating the proposed insured either to obtain financing or to determine life expectancy? . . . . ☐ Yes ☐ No
   (if "Yes," give details) ____
5. Will the policy, if issued, be placed in a trust? . . . . ☐ Yes ☐ No
   (if "Yes," give details and provide copy of trust) ____
6. Will a captive insurance company own, control or benefit from this policy in any way? . . . . ☐ Yes ☐ No
7. Will the source of any portion of the premium payments be assets of, or from contributions to, a captive insurance company? . . . ☐ Yes ☐ No

Section E: Owner Information (One) *(complete only if Owner is other than Proposed Insured)*

1. ☐ Individual ☐ Trust *(provide copy)* ☐ Partnership ☐ Corporation – State or County of Incorporation: ____
   *(For Trust, Partnership, or Corporation, complete **IRS Form W-9**; For Employer-Owned Life Insurance, complete **Form UN 1166**)*
2. ☐ Multiple Ownership *(complete Section F)*
3. Full Name of Primary Owner/Trustee: ____
4. Date of Birth/Date of Trust: ____ 4. Social Security No./Tax ID No.: ____
5. Driver's License or other Government issued picture ID No.: ____ State: ____
6. Relationship to the Proposed Insured: ____
7. Address: ____ Apt. No.: ____
   City: ____ State: ____ Zip Code: ____ Country: ____
8. Primary Phone No.: ____ Email Address: ____
9. Mailing Address or ☐ Same as Residential: ____ Apt. No.: ____
   City: ____ State: ____ Zip Code: ____ Country: ____
10. United States Citizen ☐ Yes ☐ No *(if "No", provide a copy of a valid visa and complete applicable IRS Form W-8)*
    Citizenship: ____ Visa Type: ____ Visa No.: ____ Years in US: ____
11. Successor Owner: Name: ____ Social Security/Tax ID No.: ____

Section F: Owner Information (Two) *(complete only if Owner is other than Proposed Insured)*

1. ☐ Individual ☐ Trust *(provide copy)* ☐ Partnership ☐ Corporation – State or County of Incorporation:__________
   *(For Trust, Partnership, or Corporation, complete **IRS Form W-9**; For Employer-Owned Life Insurance, complete **Form UN 1166**)*
2. Full Name of Primary Owner/Trustee:__________
3. Date of Birth/Date of Trust:__________ 4. Social Security No./Tax ID No.:__________
5. Driver's License or other Government issued picture ID Number:__________ State:__________
6. Relationship to the Proposed Insured:__________
6. Address:__________ Apt. No.:__________
   City:__________ State:__________ Zip Code:__________ Country:__________
7. Primary Phone No.:__________ Email Address:__________
8. Mailing Address or ☐ Same as Residential:__________ Apt. No.:__________
   City:__________ State:__________ Zip Code:__________ Country:__________
9. United States Citizen ☐ Yes ☐ No *(if "No", provide a copy of a valid visa and complete applicable IRS Form W-8)*
   Citizenship:__________ Visa Type:__________ Visa No.:__________ Years in US:__________
10. Successor Owner: Name:__________ Social Security/Tax ID No.:__________

Section G: Beneficiary Information *(Percentage share totals must equal 100% for Primary and 100% for Contingent)*

Full Legal Name, Address, including Country if outside U.S., and Phone Number of Beneficiary or Trust and Trustee(s)	Relationship to Proposed Insured(s)	Percentage (Whole #s Only)	Date of Birth or Date of Trust (mm/dd/yyyy)	SS # or Tax ID # (Optional)	Primary (P) Contingent (C)
					☐ P ☐ C
					☐ P ☐ C
		Total = 100%			

Section H: Insurance Suitability Questions

1. **DO YOU UNDERSTAND THAT THE DEATH BENEFIT AND CASH VALUE MAY INCREASE OR DECREASE DEPENDING ON THE INVESTMENT EXPERIENCE OF THE SEPARATE ACCOUNT AND THAT THE DOLLAR AMOUNTS ARE NOT GUARANTEED?** . . . . ☐ Yes ☐ No
2. Do you believe that this policy will meet your insurance needs and financial objectives? . . . . ☐ Yes ☐ No
3. Have you received a current copy of the Prospectus? . . . . ☐ Yes ☐ No

Section I: Business Insurance *(complete for ALL Business Owned Insurance)*

	Current Year	Previous Year
Assets	$	$
Liabilities	$	$
Gross Sales	$	$
Net Income after taxes	$	$
Fair Market Value of the business	$	$

What percentage of the business is owned by Proposed Insured? ________%

Are other partners/owners/executives being insured? ☐ Yes ☐ No

*(if "Yes," give details)*______________________________

Section J: Telephone Transfer Authorization ***If no election is made, the default will be "No."***

Do you elect to have telephone transfer authorization? ☐ Yes ☐ No

I hereby authorize and direct the Company to make allowable transfers of funds or reallocation of net premiums among available subaccounts based upon instructions received by telephone from myself, as Owner. The Company will not be liable for following instructions communicated by telephone that it reasonably believes to be genuine. The Company will employ reasonable procedures, including requiring the policy number to be stated, recording all instructions received by telephone, and mailing written confirmations. If the Company does not employ reasonable procedures to confirm that instructions communicated are genuine, the Company may be liable for any losses due to unauthorized or fraudulent instructions.

I understand: a) all telephone transactions will be recorded; and b) this authorization will remain in force until the authorization is revoked by either the Company or me. The revocation is effective when received in writing or by telephone by the other party.

Section K: Electronic Delivery Authorization ***If no election is made, the default will be "No."***

Do you consent to electronic delivery of documents? ☐ Yes ☐ No

You have the right to revoke your consent at any time by calling us at the phone number provided on this application. Your consent will be effective until you revoke it.

Electronic delivery will include: the policy; policy and fund prospectuses; semi-annual and annual fund reports; quarterly policy reports; and additional documents as they become available in the future.

My e-mail address is: ______________________________

I (We) will notify the Company of any new e-mail address. I (We) understand that if consent for electronic delivery is given, but a legible e-mail address is not provided in this section, electronic delivery will not be initiated.

When documents are ready to be viewed electronically, you will receive an e-mail notification with a link to view the materials on our website.

Enrollment in this electronic delivery service requires that you have a personal computer with appropriate browser software, e-mail software, as well as communications access to the internet. While the Company provides such internet delivery free of charge, the size of the documents may be large. It is possible you could be charged by an Internet Service Provider or other party to receive or download such a document via the internet. Some documents are available as Portable Document Format (PDF) files requiring the use of Adobe Acrobat Reader software which is available on our website at no charge.

Section L: Allocation Among Investment Options

Individual Investment Options *Use whole percentages only. Must total 100%.*

If Dollar Cost Averaging, a portion must be invested in the Money Market Fund or Fixed Account (see prospectus for restrictions) and the Dollar Cost Averaging section of the Optional Investment Strategies form must be completed.

[**Vanguard®**
____% Balanced
____% Conservative Allocation
____% Diversified Value
____% Equity Income
____% Equity Index
____% Growth
____% High Yield Bond
____% International
____% Mid-Cap Index
____% Moderate Allocation
____% Real Estate Index
____% Short-Term Investment-Grade
____% Total Bond Market Index
____% Total International Stock Market Index
____% Total Stock Market Index

American Century VP Class I
____% Inflation Protection
____% Mid Cap Value

American Funds IS Class 1
____% American High-Income
____% Growth
____% Growth-Income
____% New World
____% The Bond Fund of America
____% Washington Mutual Investors

Calvert Variable Products Class I
____% VP Nasdaq 100 Index
____% VP Russell 2000 Small Cap Index

Calvert Variable Series Class 1
____% VP SRI Balanced

Columbia VIT II Class 1
____% Small Cap Value

Deutsche DWS VS I Class A
____% Capital Growth VIP

Deutsche DWS VS II Class A
____% Alternative Asset Allocation VIP

Dimensional Fund Advisors
____% VA Global Moderate Allocation
____% VA International Small
____% VA International Value

Fidelity® VIP Initial Class
____% Emerging Markets
____% Equity-Income℠
____% Government Money Market
____% Growth
____% International Capital Appreciation
____% Investment Grade Bond
____% Mid Cap
____% Strategic Income
____% Technology

Invesco V.I. Series I
____% Core Plus Bond
____% Discovery Mid Cap Growth
____% Main Street Small Cap®

MFS® VIT Initial Class
____% Mid Cap Growth
____% New Discovery

MFS® VIT II Initial Class
____% Research International

MFS® VIT III Initial Class
____% Blended Research® Small Cap Equity
____% Conservative Allocation
____% Global Real Estate
____% Growth Allocation
____% Mid Cap Value
____% Moderate Allocation

PIMCO Institutional Class
____% CommodityRealReturn® Strategy
____% Real Return
____% Short-Term

Putnam VT Class IA
____% International Value]

Ameritas Life
____% Fixed Account

100 % TOTAL
(Whole percentages only; must total 100%)

Section M: Existing, Replacement and Pending Insurance

If the answer to any question is *"Yes"*, provide full details and complete any state required replacement forms.

1. Does the Proposed Insured have existing life insurance policies or annuity contracts? . . . ☐ Yes ☐ No
2. Will any existing life insurance held by the Proposed Insured be replaced, changed, or used to pay for insurance applied for in this application? . . . ☐ Yes ☐ No
3. If *"Yes"* to either 1. or 2. above, list all existing life insurance policies and annuities.

Insurance Company	Policy #	Issue MM/YYYY	Face Amount
			$
			$
			$

4. ☐ This is my first life insurance application ☐ I have applied for life insurance before

Section N: Lifestyle Questions

1. In the last 5 years, have you filed for bankruptcy? ☐ Yes ☐ No
2. How long do you plan to travel outside the United States in the next 12 months?
   ☐ 10 to 12 months ☐ 6 to 9 months ☐ 3 to 5 months ☐ 1 to 2 months ☐ Less than 1 month
   ☐ I do not intend to travel outside the US in the next 12 months
3. Do you belong to or have entered a written agreement to become a member of any active or reserve military, naval, or aeronautic organization? ☐ Yes ☐ No
4. What is your current driver's license status?
   ☐ Valid with no restrictions ☐ Restricted ☐ Refused ☐ Suspended or Revoked
   ☐ No driver's license in the past 5 years
   What moving violations have you pled guilty to or been convicted of in the last 5 years?
   ☐ None ☐ Other
5. In the last 10 years have you been convicted or pled guilty to a misdemeanor or felony, or do you have any felony or misdemeanor charges currently pending against you? ☐ Yes ☐ No
6. What type of flying as a pilot have you done in the last 2 years? *(Check all that apply)*
   ☐ Commercial ☐ Private ☐ Military ☐ I have not flown as a pilot in the last 2 years
   What type of flying as a pilot do you plan in the next 2 years? *(Check all that apply)*
   ☐ Commercial ☐ Private ☐ Military ☐ I do not plan to fly as a pilot in the next 2 years
7. Tell us about your participation in any of the following sporting activities:
   Have you engaged in or plan to engage in, within the next two years, any form of the following? ☐ Yes ☐ No
   ☐ Hang Gliding ☐ Skydiving ☐ Ballooning ☐ Other Aeronautics Activities
   ☐ Scuba or Skin Diving ☐ Rock Climbing or Mountaineering ☐ Motorized Racing
8. Have you ever used any form of tobacco or nicotine products? *(Check all that apply)*
   ☐ Cigarettes ☐ E-Cigarettes ☐ Nicotine gum or Nicotine patch ☐ Cigar ☐ Pipe
   ☐ Chewing tobacco or snuff ☐ Hookah ☐ I do not smoke or use nicotine products
9. How often do you smoke marijuana or use marijuana products (excluding CBD)?
   ☐ Every day ☐ Every weekend ☐ 2 to 3 times per week ☐ 2 to 3 times per month ☐ Less than 5 times per year
   ☐ I do not smoke or use marijuana or marijuana products

Section O: Health Questions

1. What is your current height?____________
   What is your current weight?____________
   Have you gained or lost weight in the last 12 months?
   ☐ I've gained weight ☐ I've lost weight ☐ I have had no weight changes in the last year
2. Have you ever been diagnosed, treated or given medical advice from a medical professional for:
   a. Mass, polyp, cyst, tumor or cancer? ☐ Yes ☐ No
   b. Systemic lupus erythematosus (SLE), polymyositis or dermatomyositis, progressive systemic sclerosis, vasculitis, mixed connective tissue disease, rheumatoid arthritis (RA), or other autoimmune disorder? ☐ Yes ☐ No
   c. High blood pressure or high cholesterol levels? ☐ Yes ☐ No
   d. Heart arrhythmia, heart murmurs or valve disorders, infection or inflammation involving the heart, atherosclerosis/coronary artery disease, heart attack, cardiomyopathy, congestive heart failure, congenital heart defects, or other heart disease or disorder? ☐ Yes ☐ No
   e. Aneurysm, carotid artery disease, peripheral vascular disease, embolism, stroke, transient ischemic attack (TIA), or other circulatory disease or disorder? ☐ Yes ☐ No
   f. Barrett's esophagus, gastroesophageal reflux disease, ulcer, fatty liver, hepatitis, cirrhosis, pancreatitis, crohn's disease, celiac disease, ulcerative colitis, diverticulitis, or other gastrointestinal disease or disorder? ☐ Yes ☐ No
   g. Asthma, emphysema, chronic bronchitis or chronic obstructive pulmonary disorder (COPD), pulmonary sarcoidosis or fibrosis, sleep apnea, or other respiratory disease or disorder? ☐ Yes ☐ No

h. Addison's disease, thyroid disease, pituitary gland disorder, diabetes, impaired glucose tolerance, or other endocrine disease or disorder? ☐ Yes ☐ No

i. Chronic kidney disease, nephritis, polycystic kidney disease, kidney stone, neurogenic bladder, or other kidney disease or disorder? ☐ Yes ☐ No

j. Seizures, genetic neurological disorders, Amyotrophic Lateral Sclerosis (ALS), multiple sclerosis (MS), parkinson's disease, dementia/alzheimer's, autism, or other brain or neurological disorder? ☐ Yes ☐ No

k. Ankylosing spondylitis, osteoarthritis, chronic pain, chronic fatigue syndrome, or other bone or musculoskeletal disease or disorder? ☐ Yes ☐ No

l. Stress or anxiety, post traumatic stress disorder (PTSD), depression, bipolar disorder, eating disorder, attention deficit hyperactivity disorder (ADHD), obsessive compulsive disorder (OCD), or other mental health disease or disorder? ☐ Yes ☐ No

m. Anemia or other blood disease or disorder? ☐ Yes ☐ No

3. Tell us about your family history.

Have any of your immediate family members (parents, brothers and sisters) died of or been diagnosed by a member of the medical profession as having the following conditions? *(Check all that apply)* ☐ Yes ☐ No

☐ Cancer ☐ Coronary Artery Disease ☐ Familial adenomatous polyposis (FAP) or Lynch syndrome

☐ Huntington's Disease ☐ Polycystic Kidney Disease ☐ I don't have any family history of the conditions listed

4. Within the past ten years, have you used the following substances? *(Check all that apply)* ☐ Yes ☐ No

☐ Amphetamines (not prescribed by a physician) ☐ Barbiturates (not prescribed by a physician)

☐ Cocaine ☐ Narcotics (not prescribed by a physician) ☐ Opiates (not prescribed by a physician) ☐ Hallucinogens

☐ Any other illegal drugs or habit-forming drugs ☐ I have never used any substances not prescribed for me by a physician

Have you ever been advised by a physician or a medical professional to discontinue drug use? ☐ Yes ☐ No

Have you ever sought or received treatment for drug use? ☐ Yes ☐ No

5. How often do you drink alcohol?

☐ Every day ☐ Every weekend ☐ 2 to 3 times per week ☐ 2 to 3 times per month

☐ Less than 5 times per year ☐ On special occasions ☐ I don't drink alcohol

Have you ever been advised by a physician or a medical professional to discontinue alcohol use? ☐ Yes ☐ No

Have you ever sought or received treatment for alcohol use? ☐ Yes ☐ No

6. Have you ever been diagnosed by a member of the medical profession or tested positive for Acquired Immune Deficiency Syndrome (AIDS), AIDS Related Complex (ARC) or Human Immunodeficiency Virus (HIV)? ☐ Yes ☐ No

7. Tell us about any consecutive missed days of work, school or military service, or the inability to perform your regular daily activities in the past 2 years.

What was the reason for the missed days? *(Check all that apply)*

☐ Illness ☐ Injury ☐ Surgery ☐ Hospitalization ☐ Chronic Pain ☐ Mental Health ☐ Chronic Disease

☐ I have not missed any consecutive days in the last 2 years ☐ Other: ______________________________

Section P: Authorization

I authorize any health care providers, pharmacy benefit manager, hospitals, insurers, consumer reporting agency, government agency, financial institution, and/or accounting, educational institution, or employer; having data or facts about the proposed insured's or claimant's physical or mental condition, medical care, advice, treatment, use of drugs, alcohol or tobacco, HIV, AIDS and sexually transmitted diseases, prescription drug records, financial status, education records, or employment status or other relevant data or facts about the proposed insured or claimant; including wage and earnings, or data or facts with respect to other insurance coverage; to give all data or facts to the Company, its reinsurers, or any other agent or agency acting on the Company's behalf.

I authorize MIB, LLC, and any MIB member insurer, to provide any medical or personal information that it has about me to the Company, its reinsurers or any MIB-authorized third-party administrator performing underwriting services on the Company's behalf. I also authorize the Company, its reinsurers or authorized third-party administrator, to make a brief report of my protected health information to MIB, LLC.

I authorize any physician, health care professional, hospital, clinic, medical facility, other health care provider or health plan, insurer, or other covered entity subject to HIPAA, to release and disclose my medical record without restriction pursuant to 45 CFR 164.524. I understand that my personal information, including my protected health information disclosed under this authorization, will be incorporated into and made a part of any life and/or disability income insurance policy(s) issued by the Company in connection with the application(s) for insurance that I have submitted to the Company. I further understand that the policy(s) will be delivered to the policy owner, which may be my employer or other party. The information included and forming a part of such policy(s), including my protected health information, may be disclosed to the policy owner.

I acknowledge that any agreements I have made to restrict my protected health information do not apply to this authorization to disclose. I understand any information disclosed under this authorization may no longer be covered by the privacy provisions of HIPAA and may be subject to redisclosure. 45 CFR 164.508(c)(2)(ii). I understand I do not have to sign this authorization in order to obtain health care (treatment, payment, enrollment or eligibility for benefits). 45 CFR 164.508(c)(2)(ii).). My refusal to sign this form will not adversely affect my ability to receive health care services, reimbursement for services, enrollment in a health plan or my eligibility for health benefits. 45 CFR 164.508(c)(2)(ii).

I acknowledge and agree that the above data and facts will be used to: (1) underwrite an application for coverage; (2) obtain reinsurance; (3) resolve or contest any issues of incomplete, incorrect, or misrepresented information on the application identified above which may arise during the processing or review of the application, or any other application for insurance; (4) administer coverage and claims; and (5) complete a consumer report, investigative consumer report or telephone interview about the proposed insured or claimant.

I agree that this authorization is valid for such time limit, if any, permitted by applicable law in the state where the policy is delivered or issued for delivery. I also agree that a copy is as valid as the original. I, or my authorized representative, am entitled to a copy. For purposes of collecting data or facts relating to a claim for benefits, this authorization is valid for the duration of the claim. I understand that: (1) I can revoke this authorization at any time by giving written request to the Company; (2) revoking this authorization will not affect any prior action taken by the Company in reliance upon this authorization; and (3) failing to sign, or revoking this authorization may impair the Company's ability to process my application or evaluate my claim and may be a basis for denying this application or a claim for benefits.

I acknowledge receipt of Notice of Insurance Information Practices.

Dated at: ____

City State Month Day Year

____
Print or Type Proposed Insured Name

____
Print or Type Name of Personal Representative of Proposed Insured

X ______________________________
Signature of Proposed Insured

____
Description of Authority of Personal Representative
(Parent, Legal Guardian, Attorney-in-Fact)
(attach documentation in support of your authority)

This authorization complies with the HIPAA Privacy Rules.

Section Q: Fraud Warning

Any person who knowingly presents a false statement in an application for insurance may be guilty of a criminal offense and subject to penalties under state law. Such action may entitle the insurance company to deny or void coverage or benefits.

Section R: Agreement

I agree that I have read this Application and, to the best of my knowledge and belief, all the answers contained herein are true and complete. These answers, together with those provided in Part II of the Application and any additional supplements, are the basis of any policy issued and no information about them will be considered to have been given Ameritas Life Insurance Corp. unless it is stated in the Application.

I understand Ameritas Life Insurance Corp. will rely upon the information provided herein, and that such statements and answers are given as an inducement to Ameritas Life Insurance Corp. to consider issuing the insurance applied for.

No one except the President, a Vice President, the Secretary, or an Assistant Secretary can make, alter, or discharge contracts or waive the Company's rights or requirements.

This application was signed and dated in the state indicated.

Signed In: ______________________________ on ______________
City State Date

X ______________________________ ______________
Signature of Proposed Insured Date
(or Personal Representative if proposed insured is a minor)

X ______________________________ ______________
Signature of Applicant/Owner, Trustee or Corporate Officer Date
(if other than the Proposed Insured)

X ______________________________ ______________
Signature of Applicant/Owner, Trustee or Corporate Officer Date
(if other than the Proposed Insured)

Producer's Signature

To the best of your knowledge, does the Proposed Insured have any existing insurance policies or annuity contracts? . . . . ☐ Yes ☐ No

To the best of your knowledge, does the policy applied for involve replacement, in whole or in part, of any existing life insurance, annuity contract, or any other accident and sickness insurance? . . . . ☐ Yes ☐ No

____
Print or Type Insurance Producer Name

____
Producer No. Sit Code % Split

X ______________________________ ______________
Signature of Producer Date

____
Producer State Lic No.

______________________________ ______________
Agency Name Agency No.

Additional Information

Proposed Insured:______________________________

Any person who knowingly presents a false statement in an application for insurance may be guilty of a criminal offense and subject to penalties under state law. Such action may entitle the insurance company to deny or void coverage or benefits.

__________________________________ Signed In ____________________ on ____________________

Proposed Insured | City/State | Date (mm/dd/yyyy)